               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 20, 2000, except with respect to certain information in Note M as to which the date is March 8, 2000 and Note N as to which the date is May 31, 2000 included in Lone Star Technologies, Inc. Form 10-K/A for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.



Dallas, Texas
  September 19, 2000

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the consolidated financial statements of Fintube Limited Partnership, dated February 4, 2000 included in Lone Star Technologies, Inc. Form 8-K, as amended, dated June 1, 2000 and to all references to our Firm included in this registration statement.



Tulsa, Oklahoma
  September 19, 2000